Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of  Lux Amber, Corp. (the “Company”) on Form 10-KT/A for the year ending April 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report).  I, E. Thomas Layton, Chief Executive Officer of the company, certify, pursuant to 18 USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief.

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ E. Thomas Layton
Date: August 18, 2020	Name: Title:	E. Thomas Layton Chief Executive Officer (Principal Executive Officer)